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Exhibit 99.1

News Release

425 MEADOW STREET                   DANIEL S. FREY
Chicopee, MA  01013                 Chief Financial Officer
(413) 536-1200
                                    SPALDING HOLDINGS CORPORATION
                                    ANNOUNCES SALE OF INVESTMENT IN EVENFLO


CHICOPEE, MASSACHUSETTS, JANUARY 19, 2000 - Spalding Holdings Corporation (the "Company"), the parent company of Spalding Sports Worldwide, Inc. ("Spalding"), today announced that Spalding has sold its 42.4% common stock ownership interest in Evenflo Company, Inc. to KKR 1996 Fund, L.P., an affiliate of Kohlberg Kravis Roberts & Co., L.P. The net proceeds from the $23.6 million sale were used to repay term loans under the Company's senior credit facilities.

Founded in 1876, Spalding is a leading manufacturer and licensor of branded consumer products serving the golf and sporting goods markets under the SPALDING
(R), TOP-FLITE(R), BEN HOGAN (R), STRATA (R), ETONIC (R), and DUDLEY (R) brand names. Headquartered in Chicopee, Massachusetts, Spalding markets a broad range of professional quality recreational and athletic goods, including products used in golf, basketball, softball, baseball, volleyball, soccer and football.